SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 18, 2003


       Carnival Corporation                            Carnival plc
       --------------------                            ------------
     (Exact name of registrant                   (Exact name of registrant
      as specified in its charter)              as specified in its charter)

         Republic of Panama                          England and Wales
    ---------------------------                 ----------------------------
    (State or other jurisdiction               (State or other jurisdiction
          of incorporation)                           of incorporation)

              1-9610                                      1-15136
     ----------------------------               ----------------------------
      (Commission File Number)                    (Commission File Number)

             59-1562976                                     None
    ---------------------------                ----------------------------
         (I.R.S. Employer                            (I.R.S. Employer
        Identification No.)                         Identification No.)

     3655 N.W. 87th Avenue                Carnival House, 5 Gainsford Street,
     Miami, Florida  33178-2428                  London SE1 2NE, England
  -------------------------------             ------------------------------
 (Address of principal executive             (Address of principal executive
             offices)                                     offices)
           (zip code)                                    (zip code)

         (305) 599-2600                             011 44 20 7940 5381
  --------------------------------          --------------------------------
   (Registrant's telephone number,           (Registrant's telephone number,
        including area code)                      including area code)


             None                                         None
 -------------------------------             --------------------------------
(Former name and former address,            (Former name and former address,
 if changed since last report)                if changed since last report)

Item 12. Results of Operations and Financial Condition.
------------------------------------------------------


     On September 18, 2003 Carnival Corporation & plc issued a press release entitled "Carnival Corporation & plc Reports Third Quarter Earnings," which is set forth below.


     All the information contained in this Item 12 is being furnished solely for informational purposes and Carnival Corporation and Carnival plc do not intend for any of this information to be incorporated by reference into filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

---------------------Press Release, dated September 18, 2003--------------------


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

            CARNIVAL CORPORATION & PLC REPORTS THIRD QUARTER EARNINGS
            ---------------------------------------------------------

     MIAMI (09/18/03) -- Carnival Corporation & plc (NYSE/LSE: CCL; NYSE: CUK) reported net income of $734.3 million ($0.90 Diluted EPS) on revenues of $2.52 billion for its third quarter ended August 31, 2003, compared to net income of $500.8 million ($0.85 Diluted EPS) on revenues of $1.44 billion for the same quarter in 2002.

     Net income for the nine months ended August 31, 2003 was $988.9 million ($1.42 Diluted EPS) on revenues of $4.90 billion, compared to net income of $824.6 million ($1.40 Diluted EPS) on revenues of $3.34 billion for the same period in 2002.

     Earnings per share for the third quarter and nine months of 2003 were reduced by $0.02 and $0.01, respectively, due to the dilutive impact of the company's zero-coupon convertible notes, which became convertible for the first time at the end of the third quarter of 2003. In addition, earnings for last year's third quarter were higher by $14 million resulting from a nonrecurring $34 million income tax benefit from the company's Costa Cruise operations, net of a $20 million impairment charge.

     Carnival Corporation and P&O Princess entered into a dual listed company ("DLC") structure on April 17, 2003, which effectively made Carnival Corporation and P&O Princess a single economic entity ("Carnival Corporation & plc" or the "company"). Also on that date, P&O Princess changed its name to Carnival plc. For reporting purposes, Carnival Corporation has accounted for the DLC transaction as an acquisition of Carnival plc. Consolidated financial results for the company for the third quarter of 2003 include the results of Carnival Corporation and Carnival plc for the entire quarter. The nine month results include Carnival Corporation for the entire period and Carnival plc from April 17, 2003.

     Consolidated revenues for the third quarter of 2003 increased by $1.08 billion compared to the third quarter of 2002 primarily due to the inclusion of $909 million of Carnival plc revenues and a 19.6 percent increase in Carnival Corporation standalone capacity, partially offset by lower cruise ticket prices. Operating costs and selling, general and administrative expenses increased by $706 million compared to the third quarter of 2002. Approximately $584 million of the increase was due to the inclusion of Carnival plc, and the remainder was primarily due to increased capacity.

     In the cruise industry, most companies, including Carnival Corporation & plc, generally consider net revenue yields and net cruise costs (net operating costs and selling, general and administrative expenses) per available lower berth day to be the most meaningful measures of operating performance. Given that the company's reported results for 2003 include the results of Carnival plc for only a portion of this year and none of last year, the company believes that the most meaningful presentation of these measures is on a pro forma basis, which reflects the results of both Carnival Corporation and Carnival plc for the entirety of both periods. The company has also presented these measures on a gross and as reported basis.

PRO FORMA RESULTS
-----------------

     Pro forma net revenue yields for the third quarter of 2003 declined 3.4 percent compared to the prior year, which was better than the company's previous guidance in June of a decrease of between 4 and 6 percent as pricing for the summer season recovered more quickly than expected. Pro forma gross revenue yields declined 4.2 percent. Pro forma yields declined primarily because of lower cruise ticket prices.

     Pro forma net cruise costs per available lower berth day for the third quarter of 2003 were down slightly compared to the same period last year and in line with the company's previous guidance. Pro forma gross cruise costs per available lower berth day decreased 2.7 percent compared to the prior year. During the third quarter of 2003, the company realized some synergies from the DLC combination, as well as scale benefits of its 2003 capacity increase, which offset higher fuel and insurance costs.

REPORTED RESULTS
----------------

     Reported net revenue yields declined 5.2 percent for the third quarter of 2003 compared to the same quarter of 2002. Reported gross revenue yields declined 3.3 percent. The decline in reported yields was primarily due to lower cruise ticket prices and the inclusion in 2003 of the lower overall yield of the Carnival plc brands. Net cruise costs per available lower berth day increased
1.3 percent (2.7 percent gross) compared to the third quarter of 2002 primarily because of the higher operating costs of the Carnival plc brands.

     "We were very encouraged by the strong rebound of our business shortly after the conclusion of the Iraqi war, although cruise ticket pricing during this year's third quarter was somewhat lower than last year. This robust demand for cruise vacations significantly benefited all our brands during our important summer season and led to results that exceeded our prior expectations," said Carnival Corporation & plc chairman and CEO Micky Arison.

     Arison added that "the difficult environment that the leisure industry has experienced during 2003 is virtually unprecedented. For the company to have earned nearly three-quarters-of-a-billion dollars in the third quarter alone, speaks volumes about the power of our global brands and the ability of their managements to perform during challenging times."

     Arison also pointed out that the company is well into the process of optimizing cost savings and has already launched several new initiatives to improve asset utilization in its effort to achieve higher returns. Last quarter, the company announced that Carnival Cruise Lines' 1,486-passenger Jubilee will be transferred to P&O Cruises Australia in the fall of 2004 and be renamed Pacific Sun, doubling this brand's capacity. Earlier this month, the company announced that it will consolidate its German cruise operations, transferring the 1,590-passenger A'ROSA Blu to its AIDA brand in summer 2004. The company also entered into a non-binding letter of intent to sell the A'ROSA brand name and the A'ROSA riverboats. With the transfer of the A'ROSA Blu, Carnival Corporation & plc will have two distinct brands, AIDA and Costa Kreuzfahrten, operating five vessels catering exclusively to German-speaking passengers.

     The company launched four new ships during the third quarter of 2003. Costa Cruises' new 2,114-passenger Costa Mediterranea was introduced in Europe on June 16, 2003. In North America, Princess Cruises' 1,970-passenger Island Princess entered service in Alaska on July 12, 2003, while Carnival Cruise Lines' new 2,974-passenger Carnival Glory began sailing July 14, 2003 from Port Canaveral, Fla. Finally, Holland America's 1,848-passenger Oosterdam, the second vessel of the line's Vista-class series, entered service August 3, 2003 with a series of European cruises.

FOURTH QUARTER OUTLOOK
----------------------

     Booking volumes for sailings during the remainder of 2003 have remained strong and continue to run ahead of the prior year on a capacity adjusted basis although, naturally, down from the peak levels experienced mid-summer. As a result, occupancies for sailings in the fourth quarter of 2003, which had fallen significantly behind during the Iraqi war, have now almost returned to last year's levels. Pricing continues to be a challenge, especially during the seasonally weak fourth quarter, and the company continues to expect fourth quarter 2003 net revenue yields on a pro forma basis to be down 4 to 6 percent compared to last year. The booking curve continues to remain very close to sailing and, accordingly, the forecasting of future results, as has been the case in recent quarters, is less predictable than prior years.

     Net cruise costs (excluding fuel costs) per available lower berth day on a pro forma basis in the fourth quarter 2003 are expected to be down slightly compared to the prior year as the company continues to realize the synergies from the DLC combination, despite the expected increasing introductory costs relating to the delivery of the Queen Mary 2 in the first quarter of fiscal 2004. Based on these estimates, the company continues to expect earnings per share for the fourth quarter to be in a range of $0.24 to $0.28.

     The company has scheduled a conference call with analysts at 10 a.m. EDT (15.00 London time) today to discuss its 2003 third quarter earnings. This call can be listened to live, and additional information can be obtained, via Carnival Corporation & plc's Web sites at www.carnivalcorp.com and www.carnivalplc.com.

     For additional quarterly and annual pro forma data for Carnival Corporation & plc please refer to the joint Current Report on Form 8-K to be filed on September 18, 2003 with the SEC. This document can also be viewed on the company's Web sites at www.carnivalcorp.com and www.carnivalplc.com. A copy of the joint Current Report will be available shortly at the UKLA Document Viewing Facility of the Financial Services Authority at 25 The North Colonnade, London E14 5HS.

     Carnival Corporation & plc is the largest cruise vacation group in the world, with a portfolio of 13 cruise brands in North America, Europe and Australia, comprised of Carnival Cruise Lines, Princess Cruises, Holland America Line, Costa Cruises, P&O Cruises, Cunard Line, Windstar Cruises, Seabourn Cruise Line, Ocean Village, Swan Hellenic, AIDA, A'ROSA, and P&O Cruises Australia.

     Together, these brands operate 70 ships totaling more than 110,800 lower berths with 13 new ships scheduled for delivery between now and mid-2006. Carnival Corporation & plc also operates three riverboats on Europe's Danube River and the leading tour companies in Alaska and the Canadian Yukon, Holland America Tours and Princess Tours. Traded on both the New York and London Stock Exchanges, Carnival Corporation & plc is the only group in the world to be included in both the S&P 500 and the FTSE 100 indices.

CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS
-----------------------------------------------------------------

Some of the statements contained in this earnings release are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to Carnival Corporation & plc, including some statements concerning future results, plans, outlook, goals and other events which have not yet occurred. You can find many, but not all, of these statements by looking for words like "will," "may," "believes," "expects," "anticipates," "forecast," "future," "intends," "plans," and "estimates" and for similar expressions. Because forward-looking statements, including those which may impact the forecasting of earnings per share, net revenue yields, booking levels, pricing, occupancy, operating, financing and tax costs, costs per available lower berth day, estimates of ship depreciable lives and residual values or business prospects, involve risks and uncertainties, there are many factors that could cause Carnival Corporation & plc's actual results, performance or achievements to differ materially from those expressed or implied in this announcement. These factors include, but are not limited to, the following: achievement of expected benefits from the DLC transaction; risks associated with the DLC structure; risks associated with the uncertainty of the tax status of the DLC structure; general economic and business conditions, which may impact levels of disposable income of consumers and the net revenue yields for cruise brands of Carnival Corporation & plc; conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives; the impact of operating internationally; the international political and economic climate, armed conflicts, terrorist attacks, availability of air service and other world events and adverse publicity and their impact on the demand for cruises; accidents and other incidents at sea affecting the health, safety, security and vacation satisfaction of passengers; the ability of Carnival Corporation & plc to implement its shipbuilding programs and brand strategies and to continue to expand its businesses worldwide; the ability of Carnival Corporation & plc to attract and retain shipboard crew and maintain good relations with employee unions; the ability to obtain financing on terms that are favorable or consistent with Carnival Corporation & plc's expectations; the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and fuel, food, insurance and security costs; changes in the tax, environmental, health, safety, security and other regulatory regimes under which Carnival Corporation & plc operates; continued availability of attractive port destinations; the ability to successfully implement cost improvement plans and to integrate business acquisitions; continuing financial viability of Carnival Corporation & plc's travel agent distribution system; weather patterns or natural disasters; and the ability of a small group of shareholders effectively to control the outcome of shareholder voting.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, Carnival Corporation & plc expressly disclaims any obligation to disseminate, after the date of this announcement, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.


MEDIA CONTACTS:                               INVESTOR RELATIONS CONTACTS:
US                                            US/UK
Carnival Corporation & plc                    Carnival Corporation & plc
Tim Gallagher                                 Beth Roberts
1 305 599 2600, ext. 16000                    1 305 406 4832


UK                                            UK
Brunswick Group                               Bronwen Griffiths
Sophie Fitton                                 44 (0) 23 8052 5231
44 (0) 20 7404 5959

2003 Third Quarter Earnings -

                                                            CARNIVAL CORPORATION & PLC
                                                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                Three Months Ended                     Nine Months Ended
                                                                     August 31,                            August 31,
                                                             --------------------------            --------------------------
                                                               2003 (1)       2002 (2)               2003 (1)       2002 (2)
                                                             -----------    -----------            -----------    -----------
                                                                  (in thousands,                           (in thousands,
                                                             except earnings per share)             except earnings per share)
Revenues
     Cruise
       Passenger tickets                                     $ 1,863,185    $ 1,089,331            $ 3,671,039    $ 2,552,846
       Onboard and other                                         466,468        252,782              1,003,125        665,635
     Other                                                       194,087         98,474                227,087        125,546
                                                             -----------    -----------            -----------    -----------
                                                               2,523,740      1,440,587              4,901,251      3,344,027
                                                             -----------    -----------            -----------    -----------
Costs and Expenses
     Operating
       Cruise
         Passenger tickets                                       361,268        197,426                747,323        508,569
         Onboard and other                                        82,531         35,891                154,806         85,335
         Payroll and related                                     218,277        116,497                520,009        339,730
         Food                                                    118,165         68,691                275,636        189,456
         Other ship operating                                    368,697        199,657                864,360        527,398
       Other                                                     130,707         67,506                164,932         96,530
                                                             -----------    -----------            -----------    -----------
     Total operating                                           1,279,645        685,668              2,727,066      1,747,018
     Selling and administrative                                  259,582        147,407                648,312        440,931
     Depreciation and amortization                               175,782         99,088                416,990        281,431
     Impairment charge                                                --         20,000                     --         20,000
                                                             -----------    -----------            -----------    -----------
                                                               1,715,009        952,163              3,792,368      2,489,380
                                                             -----------    -----------            -----------    -----------

Operating Income                                                 808,731        488,424              1,108,883        854,647

Nonoperating (Expense) Income
     Interest income                                               6,717         10,627                 20,042         25,168
     Interest expense, net of capitalized interest               (57,754)       (28,839)              (128,660)       (86,431)
     Other income (expense), net                                   4,934          1,879                  8,506         (5,251)
                                                             -----------    -----------            -----------    -----------
                                                                 (46,103)       (16,333)              (100,112)       (66,514)
                                                             -----------    -----------            -----------    -----------

     Income Before Income Taxes                                  762,628        472,091              1,008,771        788,133

     Income Tax (Expense) Benefit, Net                           (28,367)        28,673                (19,836)        36,472
                                                             -----------    -----------            -----------    -----------
     Net Income                                              $   734,261    $   500,764            $   988,935    $   824,605
                                                             ===========    ===========            ===========    ===========
Earnings Per Share
     Basic                                                   $      0.92    $      0.85            $      1.43    $      1.41
                                                             ===========    ===========            ===========    ===========
     Diluted                                                 $      0.90    $      0.85            $      1.42    $      1.40
                                                             ===========    ===========            ===========    ===========

       Weighted-Average Shares Outstanding - Basic               797,015        586,672                690,949        586,496
       Weighted-Average Shares Outstanding - Diluted             818,191        587,917                698,696        588,117

(1) Commencing on April 17, 2003, the company's consolidated statements of operations include Carnival plc's results of operations.

(2) Reclassifications have been made to certain 2002 amounts to conform to the current period presentation.

(3) Includes a $34 million nonrecurring income tax benefit from Costa Cruises resulting from an Italian investment tax law.

2003 Third Quarter Earnings -

                                                         CARNIVAL CORPORATION & PLC
                                                SELECTED STATISTICAL AND SEGMENT INFORMATION

                                                              Three Months Ended                     Nine Months Ended
                                                                  August 31,                             August 31,
                                                      -------------------------------         -------------------------------
                                                        2003 (1)            2002 (2)            2003 (1)            2002 (2)
                                                      -----------         -----------         -----------         -----------
                                                               (in thousands)                          (in thousands)

     STATISTICAL INFORMATION
        Passengers carried                                  1,629               1,036               3,769               2,640
        Available lower berth days                          9,915               5,524              23,381              15,842
        Occupancy percentage                                109.8%              113.7%              104.4%              106.3%

     SEGMENT INFORMATION
        Revenues
            Cruise                                    $ 2,329,653         $ 1,342,113         $ 4,674,164         $ 3,218,481
            Other (3)                                     257,332             125,407             303,125             158,902
            Intersegment elimination                      (63,245)            (26,933)            (76,038)            (33,356)
                                                      -----------         -----------         -----------         -----------
                                                      $ 2,523,740         $ 1,440,587         $ 4,901,251         $ 3,344,027
                                                      ===========         ===========         ===========         ===========
        Operating expenses
            Cruise                                    $ 1,148,938         $   618,162         $ 2,562,134         $ 1,650,488
            Other (3)                                     193,952              94,439             240,970             129,886
            Intersegment elimination                      (63,245)            (26,933)            (76,038)            (33,356)
                                                      -----------         -----------         -----------         -----------
                                                      $ 1,279,645         $   685,668         $ 2,727,066         $ 1,747,018
                                                      ===========         ===========         ===========         ===========

        Selling and administrative expenses
            Cruise                                    $   249,522         $   140,249         $   622,438         $   419,102
                                                           10,060               7,158              25,874              21,829
                                                      -----------         -----------         -----------         -----------
                                                      $   259,582         $   147,407         $   648,312         $   440,931
                                                      ===========         ===========         ===========         ===========

        Operating income (loss)
            Cruise, excluding impairment charge       $   763,353         $   489,866         $ 1,085,236         $   876,468
            Cruise - impairment charge                         --             (20,000)                 --             (20,000)
            Other                                          45,378              18,558              23,647              (1,821)
                                                      -----------         -----------         -----------         -----------
                                                      $   808,731         $   488,424         $ 1,108,883         $   854,647
                                                      ===========         ===========         ===========         ===========

(1) Commencing on April 17, 2003, the company's statistical and segment information include Carnival plc's data.

(2) Reclassifications have been made to certain 2002 amounts to conform to the current period presentation.

(3) Other includes the company's tour operations (Holland America Tours and Princess Tours) and its business-to-business travel agency (P&O Travel Ltd.).

2003 Third Quarter Earnings -


                                CARNIVAL CORPORATION & PLC
                          HISTORICAL GAAP RECONCILING INFORMATION

Gross and net revenue yields were computed as follows (1):

                                                      Three Months Ended
                                                        August 31,
                                               ----------------------------
                                                   2003             2002
                                               -----------      -----------
                                               (in thousands, except yields)
Cruise revenues
    Passenger tickets                          $ 1,863,185      $ 1,089,331
    Onboard and other                              466,468          252,782
                                               -----------      -----------
Gross cruise revenues                            2,329,653        1,342,113
Less cruise costs
    Passenger tickets                             (361,268)        (197,426)
    Onboard and other                              (82,531)         (35,891)
                                               -----------      -----------
Net cruise revenues                            $ 1,885,854      $ 1,108,796
                                               ===========      ===========

Available lower berth days ("ALBDs") (2)
                                                     9,915            5,524
                                               ===========      ===========

Gross revenue yields (3)                       $    234.96      $    242.96
                                               ===========      ===========

Net revenue yields (4)                         $    190.20      $    200.72
                                               ===========      ===========



Gross and net cruise costs per ALBD were computed as follows (1):

                                                      Three Months Ended
                                                         August 31,
                                               ---------------------------
                                                   2003            2002
                                               -----------     -----------
                                          (in thousands, except costs per ALBD)

Cruise operating expenses                      $ 1,148,938     $   618,162
Cruise selling and administrative expenses         249,522         140,249
                                               -----------     -----------
Gross cruise costs                               1,398,460         758,411
Less cruise costs
    Passenger tickets                             (361,268)       (197,426)
    Onboard and other                              (82,531)        (35,891)
                                               -----------     -----------
Net cruise costs                               $   954,661     $   525,094
                                               ===========     ===========

ALBDs                                                9,915           5,524
                                               ===========     ===========

Gross cruise costs per ALBD (5)                $    141.04     $    137.29
                                               ===========     ===========

Net cruise costs per ALBD (6)                  $     96.28     $     95.06
                                               ===========     ===========

2003 Third Quarter Earnings -


                           CARNIVAL CORPORATION & PLC
                     PRO FORMA GAAP RECONCILING INFORMATION

Pro forma gross and net revenue yields, assuming that the DLC transaction was completed and Carnival plc was consolidated for the entire 2002 period, would have been computed as follows (1) (7):

                                                       Three Months Ended
                                                         August 31,
                                               -------------------------------
                                                  2003                 2002
                                              -----------         -----------
                                               (in thousands, except yields)
Cruise revenues
    Passenger tickets                         $ 1,863,185         $ 1,674,519
    Onboard and other                             466,468             380,515
                                              -----------         -----------
Gross cruise revenues                           2,329,653           2,055,034
Less cruise costs
    Passenger tickets                            (361,268)           (339,224)
    Onboard and other                             (82,531)            (66,838)
                                              -----------         -----------
Net cruise revenues                           $ 1,885,854         $ 1,648,972
                                              ===========         ===========

ALBDs (2)                                           9,915               8,375
                                              ===========         ===========

Gross revenue yields (3)                      $    234.96         $    245.38
                                              ===========         ===========

Net revenue yields (4)                        $    190.20         $    196.89
                                              ===========         ===========

Pro forma gross and net cruise costs per ALBD would have been computed as follows (1) (7):

                                                      Three Months Ended
                                                         August 31,
                                                ---------------------------
                                                    2003           2002
                                                -----------     -----------
                                           (in thousands, except costs per ALBD)

Cruise operating expenses                       $ 1,148,938     $   989,030
Cruise selling and administrative expenses          249,522         225,310
                                                -----------     -----------
Gross cruise costs                                1,398,460       1,214,340
Less cruise costs
    Passenger tickets                              (361,268)       (339,224)
    Onboard and other                               (82,531)        (66,838)
                                                -----------     -----------
Net cruise costs                                $   954,661     $   808,278
                                                ===========     ===========

ALBDs                                                 9,915           8,375
                                                ===========     ===========

Gross cruise costs per ALBD (5)                 $    141.04     $    145.00
                                                ===========     ===========

Net cruise costs per ALBD (6)                   $     96.28     $     96.51
                                                ===========     ===========

2003 Third Quarter Earnings -


         NOTES TO HISTORICAL AND PRO FORMA GAAP RECONCILING INFORMATION

(1) Carnival Corporation & plc uses net cruise revenue per available lower berth day ("net revenue yields"), and net cruise costs per available lower berth day as significant non-GAAP financial measures of its cruise segment financial performance. Carnival Corporation & plc believes that net revenue yields are commonly used in the cruise industry to measure a company's pricing performance. This measure is also used for revenue management purposes. In calculating net revenue yields, the company uses net cruise revenues rather than gross cruise revenues. Carnival Corporation & plc believes that "net cruise revenues" is a more meaningful measure in determining revenue yield than gross cruise revenues because it reflects the cruise revenues received by the company net of its most significant variable costs (travel agent commissions, cost of air transportation and certain other variable direct costs associated with onboard revenues). Substantially all of the remaining cruise costs are largely fixed once the company's ship capacity levels have been determined.

Net cruise costs per available lower berth day are the most significant measure used by the company to monitor its ability to control costs. In calculating this measure, the company deducts the same variable costs as described above, which are included in the calculation of net revenues. This is done to avoid duplicating these variable costs in the non-GAAP financial measures described above because these variable costs are directly associated with the revenues earned by the company.

(2) Represents the total passenger capacity for the period, assuming two passengers per cabin, that the company offers for sale, which is computed by multiplying passenger capacity by revenue-producing ship operating days in the period.

(3) Represent gross cruise revenues divided by ALBDs.

(4) Represent net cruise revenues divided by ALBDs.

(5) Represent gross cruise costs divided by ALBDs.

(6) Represent net cruise costs divided by ALBDs.

(7) The pro forma information gives pro forma effect to the DLC transaction between Carnival Corporation and Carnival plc, which was completed on April 17, 2003. Management has prepared the pro forma information based upon the companies' historical financial information and, accordingly, the above information should be read in conjunction with the companies' historical financial statements, as well as pro forma information included in the companies' joint Current Reports on Form 8-K filed on May 29, 2003 and to be filed on September 18, 2003.

     The DLC transaction has been accounted for as an acquisition of Carnival plc by Carnival Corporation, using the purchase method of accounting. The Carnival plc accounting policies have been conformed to Carnival Corporation's policies. Carnival plc's reporting period has been changed to the Carnival Corporation reporting period and the information presented above covers the same periods of time for both companies.

     The above pro forma information has been prepared as if the DLC transaction had occurred on December 1, 2001 and has not been adjusted to reflect any net transaction benefits. In addition, it excludes the costs related to the terminated Royal Caribbean transaction and the completion of the DLC transaction with Carnival Corporation, which were expensed by Carnival plc prior to April 17, 2003. Finally, the pro forma information does not purport to represent what the results of operations actually could have been if the DLC transaction had occurred on December 1, 2001 or what those results will be for any future periods.

(8) In this earnings release, Carnival Corporation & plc has not provided future gross revenue yields or gross cruise costs per available lower berth day because it is unable to provide reconciliations of forecasted net cruise revenues to forecasted gross cruise revenues or forecasted net cruise costs to forecasted cruise operating expenses without unreasonable effort. The reconciliations would require Carnival Corporation & plc to forecast, with reasonable accuracy, the amount of air and other transportation costs that its forecasted cruise passengers would elect to purchase from the company (the "air/sea mix"). Since the forecasting of future air/sea mix involves several significant variables and the revenues from the sale of air and other transportation approximate the costs of providing that transportation, management focuses primarily on forecasts of net cruise revenues and costs rather than gross cruise revenues and costs. This does not impact, in any material respect, the company's ability to forecast its future results, as any variation in the air/sea mix has no material impact on the company's forecasted net cruise revenues or forecasted net cruise costs.




                                       ###

--------------------End Press Release, dated September 18, 2003----------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CARNIVAL CORPORATION                        CARNIVAL PLC

By:    /s/ Gerald R. Cahill                 By:    /s/ Gerald R. Cahill
       ------------------------------              -----------------------------
Name:  Gerald R. Cahill                     Name:  Gerald R. Cahill
Title: Senior Vice President-Finance        Title: Senior Vice President-Finance
       and Chief Financial and                     and Chief Financial and
       Accounting Officer                          Accounting Officer


Date: September 18, 2003                    Date:  September 18, 2003